UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

IBIO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

Explanatory Note

Commencing November 9, 2021, iBio, Inc. (“iBio”) will begin distribution of letters (the “Letters”) to the Company’s stockholders regarding iBio’s Annual Meeting of Stockholders to be held on December 9, 2021. The Letters supplement the Definitive Proxy Statement filed by iBio with the U.S. Securities and Exchange Commission on October 26, 2021 and the Definitive Additional Materials filed by iBio with the U.S. Securities and Exchange Commission on October 26, 2021 and on the date hereof. The Letters contain a link to iBio’s website which contains materials related to iBio’s Annual Meeting of Stockholders to be held on December 9, 2021

Below are copies of the Letters:

Dear [XXXX],

Thank you for your continued support as well as your participation in the upcoming December 9th Annual Shareholders Meeting (ASM). We are asking that you please vote your shares so that we have enough participation to hold the meeting as required by our Bylaws.

By voting “FOR” the proposals, you will help iBio grow and encourage a broad range of investors to have the opportunity to invest in our company.

Voting “FOR” will also support the global adoption of more sustainable biopharmaceutical production methods with our plant-based bioprocessing technology - the FastPharming System®.

Voting “FOR” will also support growth initiatives and help fortify our pipeline of proprietary biopharmaceutical candidates targeting major unmet medical needs in oncology, as well as fibrotic and infectious diseases.

You can visit our website to learn more about the proposals, including FAQs and instructions on how to submit your vote: https://ir.ibioinc.com/shareholder-vote-faq

TO VOTE:

Phone

Locate the control number on the proxy card or voting instruction form, which should be in a box. Dial the telephone number indicated on your proxy card or voting instruction form and follow the audio prompts.

Mail

Sign, date and return the proxy card or voting instruction form by mail in the postage-paid envelope provided.

If you hold your shares in more than one account, you will receive a proxy card or voting instruction form for each account. It is very important that you vote a proxy with respect to each account you own.

For assistance, you can contact Okapi Partners at 1-844-203-3605 (U.S. and Canada) or +1-212-297-0720 (other locations) from 9:00 a.m. ET to 8:00 p.m. ET Mondays – Fridays.

Please cast your vote today.

Thank you for your attention to this matter!

Dear [XXXX],

Thank you for your continued support as well as your participation in the upcoming December 9th Annual Shareholders Meeting (ASM). We are asking that you please vote your shares so that we have enough participation to hold the meeting as required by our Bylaws.

By voting “FOR” the proposals, you will help iBio grow and encourage a broad range of investors to have the opportunity to invest in our company.

Voting “FOR” will also support the global adoption of more sustainable biopharmaceutical production methods with our plant-based bioprocessing technology - the FastPharming System®.

Voting “FOR” will also support growth initiatives and help fortify our pipeline of proprietary biopharmaceutical candidates targeting major unmet medical needs in oncology, as well as fibrotic and infectious diseases.

You can visit our website to learn more about the proposals and view a list of FAQs. https://ir.ibioinc.com/shareholder-vote-faq

TO VOTE: You can record your vote by clicking on the following link and following the on-screen instructions.

THIS LINK WILL AUTOMATICALLY REGISTER YOUR CONTROL NUMBER TO GIVE YOU ACCESS TO THE VOTING PAGE

<Embedded Link>

For assistance, you can contact Okapi Partners at 1-844-203-3605 (U.S. and Canada) or +1-212-297-0720 (other locations) from 9:00 a.m. ET to 8:00 p.m. ET Mondays – Fridays.

Please cast your vote today.

Thank you for your attention to this matter!